Exhibit 23.1

         CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8, No. 333-97115) pertaining to the Roger Bouchard Insurance, Inc. 401(k) Plan of our report dated June 20, 2003, with respect to the financial statements and schedule of the Roger Bouchard Insurance, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.



                                                      /s/Ernst & Young LLP
Birmingham, Alabama
June 24, 2003